UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2014
RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant’s telephone number, including area code)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
________________________________________________________________

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director

On July 23, 2014, the Board of Directors of Raytheon Company elected Tracy A. Atkinson as an independent director effective immediately with a term expiring at the annual meeting of stockholders in 2015. The Board also appointed Ms. Atkinson to the Board’s Public Affairs Committee. A copy of the Company’s press release issued on July 29, 2014 regarding Ms. Atkinson’s election is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated herein by reference.

The election of Ms. Atkinson was not pursuant to any arrangement or understanding between Ms. Atkinson and any third party. As of the date of this report, neither Ms. Atkinson nor any of her immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Atkinson will be compensated consistent with the compensation programs for non-employee directors. Upon her election to the Board, she was awarded $140,000 of restricted stock pursuant to the 2010 Stock Plan which stock is due to vest on the date of the 2015 annual meeting of stockholders.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

99.1    Press Release issued by Raytheon Company dated July 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: July 29, 2014	By:__/s/ Jay B. Stephens_________________
Jay B. Stephens
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Raytheon Company dated July 29, 2014.